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                                                                   Exhibit 23(b)


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated April 2, 1999 appearing on page F-2 of Science Applications International Corporation's Annual Report on Form 10-K for the year ended January 31, 1999. We also consent to the incorporation by reference in such Prospectus of our report dated April 15, 1999 appearing on page 1 of the Annual Report on Form 11-K of the Science Applications International Corporation Cash or Deferred Arrangement for the year ended December 31, 1998. We also consent to the incorporation by reference in such Prospectus of our report dated April 2, 1999 appearing on page 1 of the Annual Report on Form 11-K of the TransCore Retirement Savings Plan for the year ended December 31, 1998. We also consent to the incorporation by reference in such Prospectus of our report dated March 26, 1999 appearing on page 1 of the Annual Report on Form 11-K of the Bell Communications Research Savings and Security Plan for the year ended December 31, 1998. We also consent to the incorporation by reference in such Prospectus of our report dated March 26, 1999 appearing on page 1 of the Annual Report on Form 11-K of the Bell Communications Research Savings Plan for Salaried Employees for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/PRICEWATERHOUSECOOPERS LLP

San Diego, California
August 26, 1999